UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 8, 2011 (November 2, 2011)

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware	001-33024	20-4745690
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 2, 2011 EV Properties L.P, a partnership wholly owned by EV Energy Partners, L.P. (the “Partnership”), along with certain institutional partnerships managed by EnerVest, Ltd., the owner of EV Management LLC and the owner of 71.25% of the interest in the Partnership’s general partner (collectively, the “EnerVest Partnerships”), entered into a definitive purchase and sale agreement with Encana Oil & Gas (USA) Inc., a subsidiary of Encana Corporation (“Encana”), to acquire oil and natural gas properties located in the Barnett Shale. The Partnership will acquire a 31% interest in these assets for $300 million in cash funded through borrowings under the Partnership’s revolving credit facility.

The definitive purchase and sale agreement contains standard representations and warranties, including, ownership of the assets, compliance with laws, including environmental laws, and payment of taxes, and indemnification and contribution provisions under which the Partnership, on one hand, and Encana, on the other, have agreed to indemnify each other against certain liabilities.  During the period following signing of the definitive purchase and sale agreement until the closing, Encana has agreed to operate the assets being purchased according to the guidelines in the agreement and to assist the Partnership as needed to close the acquisition.

The acquisition, which has an effective date of November 1, 2011, is expected to close prior to the end of December 2011.  Closing is subject to customary closing conditions, including but not limited to the continued accuracy of the representations and warranties being made as of the closing date and any purchase price adjustments.  There can be no assurance that all of the conditions to closing the acquisition will be satisfied.

Item 7.01 Regulation FD Disclosure.

On November 3, 2011, the Partnership issued a press release announcing that it, along with the EnerVest Partnerships , entered into a definitive purchase and sale agreement with Encana, to acquire oil and natural gas properties located in the Barnett Shale. The Partnership will acquire an approximate 31% interest in these assets for $300 million.  The Partnership announced that it, along with the EnerVest Partnerships, had also entered into an agreement  to acquire oil and natural gas properties located in the Barnett Shale from an unrelated, undisclosed private seller.  The Partnership will acquire an approximate 31% interest in these assets for $72.3 million.  In addition, the Partnership announced that it had closed three separate, unrelated, bolt-on acquisitions in the Mid-Continent area, Ohio (excluding the Utica Shale) and reversionary working interests associated with its existing Barnett Shale properties for a total of $116 million.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01 Financial Statements and Exhibits. (Information furnished in Exhibit 99.1 is furnished pursuant to Item 7.01.)

(d)           Exhibits.

99.1	News Release of EV Energy Partners, L.P. dated November 3, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: November 8, 2011	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV
Management LLC, general partner of EV Energy GP, L.P.,
general partner of EV Energy Partners, L.P

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release of EV Energy Partners, L.P. dated November 3, 2011